INDEPENDENT CONTRACTOR AGREEMENT
                        --------------------------------

         THIS INDEPENDENT CONTRACTOR AGREEMENT (this "Agreement") is made and entered into as of the ____ day of May 1997, and is effective as of January 1, 1997 (the "Effective Date"), by and between LASERSIGHT TECHNOLOGIES, INC., a Delaware corporation ("LaserSight"), and Byron A. Santos, M.D. ("Physician").

                                W I T N E S E T H
                                -----------------

         WHEREAS, Physician offers and LaserSight desires the services of Physician for the provision of certain consulting services as more fully described hereunder;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein set forth, the parties hereto agree as follows:

         1. Consulting Services. Physician shall be available for a minimum of forty (40) hours each month in order to perform the following consulting services (the "Services"), the Services to be performed in St. Louis, Missouri:

         (a) assist LaserSight in the development of clinical protocols for utilization in connection with Laser Trabeculodissection;

         (b) assist LaserSight in the development of the LaserScan-2000 excimer laser system;

         (c) assist in the start-up and training of Dr. Zimmerman in connection with his Phase I FDA clinical study;

         (d) provide such other consulting services as LaserSight may reasonably request;

         (e) supervision of clinical research and development programs in PRK and PARK to quantify the proposed advantages of:

             (i)    energy stabilization;

             (ii)   infrared tracking;

             (iii)  200 hz pulse repetition;

             (iv)   topography-guided PARK; and

             (v)    simulated PRK.

         2. Consideration. As consideration for the Services to be performed by Physician hereunder, LaserSight shall pay to Physician the sum of Eight Thousand Dollars ($8,000.00) per month during the Term (as hereinafter defined).

         3. Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of sixty (60) months thereafter ("Term"), unless earlier terminated as provided herein.

         4. Termination. LaserSight may terminate this Agreement at any time if Physician fails to perform the Services.

         5. Nondisclosure of Confidential Information. Physician acknowledges and agrees that he may have access to LaserSight's confidential business plans, patents, copyrights, trademarks, tradenames, trade secrets, methods of operations, performance standards, pricing policies, marketing strategies, records and other information about LaserSight's operations and business of a confidential nature ("Confidential Information"), and that Physician shall not in any manner, directly or indirectly, disclose or divulge to any person or other entity whatsoever whether directly or indirectly in competition with LaserSight the Confidential Information to any other person, firm, corporation or other third party for any use or purpose, except as required by law or with the express written authorization of LaserSight.

         6. Intellectual Property Rights. Physician acknowledges and agrees that in consideration for the payments to be received hereunder all creative works Physician produces in connection with the Services which relate to LaserSight's actual or demonstrably anticipated research or development, including, without limitation, any invention, formula, pattern, compilation, computer program (and related documentation and source code), device, method, technique, drawing, process or other intellectual property or property right, shall be considered to have been prepared for LaserSight as a part of and pursuant to this Agreement. Physician shall disclose to LaserSight the existence of such works when he becomes aware of their existence, and Physician agrees that any such work shall be owned by LaserSight regardless of whether it would otherwise be considered a work made for hire. Physician agrees to execute any documents which LaserSight deems necessary to protect LaserSight's interest, including assignments, and further agrees to give evidence and testimony and take any other reasonable actions as may be necessary, to secure and enforce LaserSight's rights.

         7. Remedies. In the event of a breach by Physician of any of the provisions of this Agreement, LaserSight, in addition and as a supplement to such other rights and remedies as may exist in its favor, may apply to any court of law or equity having jurisdiction to enforce the specific performance of this Agreement to the extent traditionally available and/or may apply for injunctive relief against any act which would violate any of the provisions of this Agreement. If LaserSight shall breach this Agreement, Physician shall have all rights and remedies available at law or in equity.

         8. Costs and Expenses. In the event of any dispute among any of the parties hereto involving the failure to perform or breach of any obligation under this Agreement, the prevailing party in any litigation shall, in addition to amounts determined to be owed hereunder, be entitled to the reasonable attorneys' fees, court costs, cost of an investigation and other costs incurred in connection with the dispute.

         9. Notice. Any notice required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered to the party designated below, or placed in the United States mail, postage prepaid, addressed to the addresses set forth below such party's signature, or to such other address and persons as shall be designated from time to time by any party hereto in a written notice to the other in the manner provided for in this paragraph. The notice shall be deemed to have been given upon deposit in the United States mail, postage prepaid, or at the time of delivery if hand delivered. A party receiving notice which does not comply with the technical requirements for notice under this paragraph may elect to waive any deficiencies and treat the notice as having been properly given.

         10. Independent Contractors. LaserSight and Physician are independent contractors and this Agreement shall not constitute the formation of a partnership, joint venture, employment or master/servant relationship. The parties shall not exercise control over the performance of the other hereunder.

         11. Amendment. This Agreement may only be amended or modified in whole or in part by an instrument in writing executed in the same manner as this Agreement and making specific reference thereto.

         12. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to Physician's consulting obligations, covenants not to compete and the consideration therefor. Nothing herein shall limit either of the parties' rights or remedies available in law or equity.

         13. Waivers. The failure of any party to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of such party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

         14. Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, determined without reference to conflict of laws principles.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed effective as of the day and year first above written.



LASERSIGHT TECHNOLOGIES, INC.               BYRON A. SANTOS, M.D.


By: /s/ William K. Kern                      /s/ Byron A. Santos, M.D.
   -------------------------                --------------------------
Its:                                        Byron A. Santos, M.D.


Address:                                    Address:
         LaserSight Technologies, Inc.              1028 S. Kirkwood
         12249 Science Drive                        St. Louis, MO  63122
         Orlando, Florida 32826
         Attn: President

With a Copy To:

         LaserSight Incorporated
         12161 Lackland Road
         St. Louis, Missouri 63146
         Attn: Chief Executive Officer